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EXHIBIT 23.4


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and the use of our report dated February 18, 2005 with respect to the consolidated financial statements of Mobile Satellite Ventures, LP and subsidiaries included in the Registration Statement on Form S-1 and related Prospectus of Motient Corporation for the registration of its common stock.


                                           /s/ ERNST & YOUNG LLP

McLean, Virginia
June 23, 2005